UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road
Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 19, 2026, the Board of Directors of Nucor Corporation (the “Company”) elected John L. “Jack” Sullivan, the Company’s Vice President, Treasurer and General Manager of Investor Relations, as Chief Financial Officer, Treasurer and Executive Vice President of the Company, effective March 1, 2026. Mr. Sullivan succeeds Stephen D. Laxton, who will continue to serve as President and Chief Operating Officer of the Company.

Mr. Sullivan, 52, began his career with Nucor in 2022 as General Manager of Investor Relations and was promoted to his current role in 2025. Mr. Sullivan previously worked for Duke Energy for 13 years, holding positions of increasing responsibility across treasury, corporate development and investor relations. Prior to joining Duke Energy, he spent nine years in corporate and investment banking at Bank of America. He holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a Master of Business Administration from Wake Forest University.

In connection with Mr. Sullivan’s election, effective March 1, 2026, (i) his annual base salary will be increased to $680,000, (ii) he will continue to participate in the Nucor Corporation Senior Officers Annual Incentive Plan and the Nucor Corporation Senior Officers Long-Term Incentive Plan, with the awards under such plans for the performance periods in progress as of the effective date of his promotion to be pro-rated to take into account the increase in his annual base salary and his target awards thereunder, (iii) he will commence participation in the Nucor Corporation Supplemental Retirement Plan for Executive Officers and (iv) he will continue to be eligible to receive equity-based awards under the Nucor Corporation 2025 Omnibus Incentive Compensation Plan.

There are no arrangements or understandings between Mr. Sullivan and any other persons pursuant to which he was selected as an officer. Mr. Sullivan has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Sullivan that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the news release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release of Nucor Corporation dated February 20, 2026

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: February 20, 2026	By:	/s/ Stephen D. Laxton
Stephen D. Laxton
President, Chief Operating Officer and Chief Financial Officer